Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Company Contact Jules Cassano, Director of Marketing Airgain, Inc. Investors@airgian.com

Airgain Reports Record Sales and Second Quarter 2018 Financial Results and Extension of Share Repurchase Program

San Diego, CA, August 9, 2018 – Airgain, Inc. (NASDAQ: AIRG), a leading provider of advanced antenna technologies used to enable high performance wireless networking across a broad range of devices and markets, including connected home, enterprise, automotive and Internet of Things (IoT), today announced record second quarter 2018 sales and announced an extension to its existing share repurchase program for an additional twelve months.

“We are very pleased with our second quarter results. In the second quarter, we delivered record sales for the second consecutive quarter and returned to non-GAAP earnings profitability. The strength of our second quarter results reflects our strong product offering combined with the continued need for superior antenna designs”, said Airgain’s Interim Chief Executive Officer Jim Sims. “We are witnessing a healthy demand from our customer deployments, particularly as it relates to the 802.11ac and DOCSIS upgrades. We expect to build up on our current design win momentum across the Connected Home, Enterprise, IoT, and automotive markets with continued focus on returning to sustainable profitable growth, both on a GAAP and non-GAAP basis.”

Second Quarter 2018 Financial Highlights

•	Sales of $15.0 million
•	Gross margin of 44%
•	GAAP earnings per diluted share of $(0.34)
•	Non-GAAP earnings per diluted share of $0.02
•	Adjusted EBITDA of $0.4 million

Second Quarter 2018 Financial Results

Sales totaled $15.0 million compared to $13.0 million in the same year-ago period.

Gross profit increased 8% to $6.6 million from $6.1 million in Q2 of last year. Gross margin as a percentage of sales was 44% in the second quarter of 2018, which is slightly below gross margins of 47% in the same year-ago period.

Total operating expenses for the second quarter of 2018 increased 64% to $10.3 million from $6.2 million in Q2 of last year. The increase was primarily due to $1.2 million in additional stock compensation expense due to the acceleration of options for former executives and $2.0 million in non-recurring items associated with the realignment of sales and marketing initiatives combined with executive severance.  The remaining increase is due to an increase in expenses to support the company’s strategic initiatives.

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Net loss totaled $3.2 million or $(0.34) per diluted share (based on 9.4 million shares), compared to net loss of $0.1 million or $(0.01) per diluted share (based on 9.5 million shares) in the same year-ago period.  During the quarter, the impact of non-recurring items to our GAAP earnings was $0.21 which included realignment of sales and marketing combined with executive severance.

Non-GAAP net income totaled $0.2 million or $0.02 per diluted share (based on 9.9 million shares), compared to non-GAAP net income of $1.1 million or $0.10 per diluted share (based on 10.2 million shares) in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non-GAAP measure).

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, acquisition expenses, other income, non-recurring items and share-based compensation) decreased to net income of $0.4 million from income of $1.2 million in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non-GAAP measure).

Total shares repurchased for the second quarter 2018 were 64,360 shares at an average price of $8.44, for a total amount of $0.5 million.  On August 7, 2018, Airgain’s board of directors approved an extension to its existing share repurchase program for an additional twelve month period ending August 14, 2019.

Six Months 2018 Financial Highlights

•	Sales of $28.3 million
•	Gross margin of 45%
•	GAAP earnings per diluted share of $(0.45)
•	Non-GAAP earnings per diluted share of $(0.04)
•	Adjusted EBITDA loss of $0.1 million

Six Months 2018 Financial Results

Sales totaled $28.3 million compared to $24.3 million in the same year-ago period.

Gross profit grew 12% to $12.8 million from $11.4 million for the first six months of last year. Gross margin as a percentage of sales was 45% in the first six months of 2018, which was slightly below gross margins of 47% in the same year-ago period.

Total operating expenses for the first six months of 2018 grew 58% to $17.6 million from $11.1 million in the first six months of last year. The increase was primarily due to $1.2 million in additional stock compensation expense due to the acceleration of options for former executives and $2.0 million in non-recurring items associated with the realignment of sales and marketing initiatives combined with executive severance.  The remaining increase is due to an increase in expenses to support the company’s strategic initiatives.

Net loss totaled $4.3 million or $(0.45) per diluted share (based on 9.5 million shares), compared to net income of $0.3 million or $0.03 per diluted share (based on 10.1 million shares) in the same year-ago period.  During the six months 2018, the impact of non-recurring items to our GAAP earnings was $0.21 which included realignment of sales and marketing combined with executive severance.

Non-GAAP net loss totaled $0.4 million or $(0.04) per diluted share (based on 9.5 million shares), compared to non-GAAP net income of $1.7 million or $0.16 per diluted share (based on 10.3 million

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

shares) in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non-GAAP measure).

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, acquisition expenses, other income, non-recurring items and share-based compensation) decreased to a loss of $0.1 million from income of $1.9 million in the same year-ago period (see note regarding "Use of Non-GAAP Financial Measures," below for further discussion of this non-GAAP measure).

Total shares repurchased for the first six months of 2018 were 150,528 shares at an average price of $8.79 for a total amount of $1.3 million.

Financial Outlook

The company expects sales in the third quarter 2018 to be in the range of $15.6 million to $15.8 million.  On a GAAP EPS basis, the company expects EPS to break even and on a non-GAAP basis, the company expects EPS to be in the range of $0.03 to $0.05, for the third quarter 2018.

The following table summarizes the reconciliation between the projected GAAP EPS and non-GAAP EPS for third quarter 2018:

	Low (1)	High (1)
Reconciliation of projected GAAP to projected non-GAAP EPS
Projected GAAP earnings per diluted share	$(0.00)	$0.00
Stock-based compensation expense	0.02	0.04
Amortization	0.02	0.02
Other income	(0.01)	(0.01)
Projected Non-GAAP earnings per diluted share	$0.03	$0.05

(1)	Amounts are based off of 9.4 million diluted shares outstanding.

For fiscal year 2018, the company projects sales outlook of at least 20% growth over fiscal year 2017.

Conference Call

Airgain management will hold a conference call today Thursday, August 9, 2018 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss financial results for the second quarter ended June 30, 2018, and to provide an update on business conditions.

Airgain management will host the presentation, followed by a question and answer period.

Date: Thursday, August 9, 2018

Time: 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)

U.S. dial-in: 1-877-451-6152

International dial-in: 1-201-389-0879

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact the company’s Director of Marketing, Jules Cassano, at 1-760-579-0200.

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

The conference call will be broadcast live and available for replay in the investor relations section of the company's website.

A replay of the call will be available after 7:30 p.m. Eastern Time on the same day through September 9, 2018.

U.S. replay dial-in: 1-844-512-2921

International replay dial-in: 1-412-317-6671

Replay ID: 13681347

About Airgain, Inc.

Airgain is a leading provider of advanced antenna technologies used to enable high performance wireless networking across a broad range of devices and markets, including connected home, enterprise, automotive and Internet of Things (IoT).  Combining design-led thinking with testing and development, Airgain works in partnership with the entire ecosystem, including carriers, chipset suppliers, OEMs, and ODMs.  Airgain’s antennas are deployed in carrier, fleet, enterprise, residential, private, government, and public safety wireless networks and systems, including set-top boxes, access points, routers, modems, gateways, media adapters, portables, digital televisions, sensors, fleet, and asset tracking devices.  Airgain is headquartered in San Diego, California, and maintains design and test centers in the U.S., U.K., and China.  For more information, visit airgain.com, or follow us on LinkedIn and Twitter.

Airgain and the Airgain logo are registered trademarks of Airgain, Inc.

Forward-Looking Statements

Airgain cautions you that statements in this press release that are not a description of historical facts are forward-looking statements. These statements are based on the company's current beliefs and expectations. These forward-looking statements include statements regarding our strong product offering and the continued need for superior antenna designs, our ability to expand our current design win momentum, our continued focus on returning to sustainable profitable growth, both on a GAAP and non-GAAP basis, and our third quarter and 2018 financial outlook.  The inclusion of forward-looking statements should not be regarded as a representation by Airgain that any of our plans will be achieved. Actual results may differ from those set forth in this press release due to the risk and uncertainties inherent in our business, including, without limitation: the market for our antenna products is developing and may not develop as we expect; our operating results may fluctuate significantly, including based on seasonal factors, which makes future operating results difficult to predict and could cause our operating results to fall below expectations or guidance; risks and uncertainties related to management and key personnel changes; our products are subject to intense competition, including competition from the customers to whom we sell, and competitive pressures from existing and new companies may harm our business, sales, growth rates and market share; our future success depends on our ability to develop and successfully introduce new and enhanced products for the wireless market that meet the needs of our customers; risks that we may not fully realize the benefits associated with the partnerships we have entered into, or that certain existing partnerships may be terminated by either party; our ability to identify and consummate strategic acquisitions and partnerships, and risks associated with completed acquisitions and partnerships adversely affecting our operating results and financial condition; we sell to customers who are extremely price conscious, and a few customers represent a significant portion of our sales, and if we lose any of these customers, our sales could decrease significantly; we rely on a few contract manufacturers to produce and ship all of our products, a single or limited number of suppliers for

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

some components of our products and channel partners to sell and support our products, and the failure to manage our relationships with these parties successfully could adversely affect our ability to market and sell our products; if we cannot protect our intellectual property rights, our competitive position could be harmed or we could incur significant expenses to enforce our rights; and other risks described in our prior press releases and in our filings with the Securities and Exchange Commission (SEC), including under the heading "Risk Factors" in our Annual Report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Note Regarding Use of Non-GAAP Financial Measures

To supplement our condensed financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), non-GAAP net income attributable to common stockholders (non-GAAP Net income), and non-GAAP earnings per diluted share (non-GAAP EPS). We believe these financial measures provide useful information to investors with which to analyze our operating trends and performance.

In computing Adjusted EBITDA, non-GAAP Net income, and non-GAAP EPS, we also exclude stock-based compensation expense, which represents non-cash charges for the fair value of stock options and other non-cash awards granted to employees, acquisition related expenses, which include due diligence, legal, integration, and regulatory expenses, non-recurring expenses, which include realignment of sales and marketing initiatives and severance payments, other income, which includes interest income and gain on deferred purchase price liability offset by interest expense, amortization and provision for income taxes. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash operating expenses, we believe that providing non-GAAP financial measures that exclude non-cash expense allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision making and for evaluating our own core business operating results over different periods of time. In addition, our recent acquisition related activities resulted in operating expenses that would not have otherwise been incurred. Management considers these types of expenses and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control and are not necessarily reflective of operational performance during a period. Furthermore, we believe the consideration of measures that exclude such acquisition related expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses.

Our Adjusted EBITDA, non-GAAP Net income, and non-GAAP EPS measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. Our Adjusted EBITDA, non-GAAP Net income, and non-GAAP EPS are not measurements of financial performance under GAAP, and should not be considered as an alternative to operating or net income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. We do not consider these non-GAAP measures to be a substitute for, or superior to, the information provided

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

by GAAP financial results. A reconciliation of specific adjustments to GAAP results is provided in the last two tables at the end of this release.

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Airgain, Inc.
Unaudited Condensed Balance Sheets

	June 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$13,259,357	$15,026,068
Short term investments	18,817,655	21,287,064
Trade accounts receivable, net	6,854,651	8,418,132
Inventory	793,874	741,557
Prepaid expenses and other current assets	638,823	609,786
Total current assets	40,364,360	46,082,607
Property and equipment, net	1,423,211	1,036,860
Goodwill	3,700,447	3,700,447
Customer relationships, net	3,834,418	4,075,918
Intangible assets, net	955,141	1,052,333
Other assets	338,121	349,743
Total assets	$50,615,698	$56,297,908
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,975,266	$3,969,083
Accrued bonus	1,498,455	2,224,517
Accrued liabilities	1,043,324	1,121,833
Deferred purchase price	—	1,000,000
Notes payable	666,667	1,333,333
Current portion of deferred rent obligation under operating lease	81,332	81,332
Total current liabilities	7,265,044	9,730,098
Deferred tax liability	27,263	7,971
Deferred rent obligation under operating lease	282,923	334,860
Total liabilities	7,575,230	10,072,929
Stockholders’ equity:
Common shares, par value $0.0001, 200,000,000 shares authorized at June 30, 2018 and December 31, 2017; 9,753,086 and 9,616,992 shares issued at June 30, 2018 and December 31, 2017, respectively; 9,467,558 and 9,481,992 shares outstanding at June 30, 2018 and December 31, 2017, respectively	975	961
Additional paid in capital	92,335,565	89,907,766
Treasury stock, at cost: 285,528 and 135,000 shares at June 30, 2018 and December 31, 2017, respectively	(2,580,273)	(1,257,100)
Accumulated other comprehensive loss, net deferred taxes	(9,920)	(16,907)
Accumulated deficit	(46,705,879)	(42,409,741)
Total stockholders’ equity	43,040,468	46,224,979
Commitments and contingencies
Total liabilities and stockholders’ equity	$50,615,698	$56,297,908

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Airgain, Inc. Unaudited Condensed Statements of Operations

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Sales	$14,971,681	$13,013,143	$28,276,779	$24,265,560
Cost of goods sold	8,370,160	6,891,619	15,481,087	12,855,577
Gross profit	6,601,521	6,121,524	12,795,692	11,409,983
Operating expenses:
Research and development	2,418,325	1,819,288	4,687,439	3,416,087
Sales and marketing	4,094,828	1,792,010	6,979,213	3,420,151
General and administrative	3,737,654	2,637,380	5,941,994	4,275,419
Total operating expenses	10,250,807	6,248,678	17,608,646	11,111,657
Income (loss) from operations	(3,649,286)	(127,154)	(4,812,954)	298,326
Other expense (income):
Interest income	(128,781)	(53,965)	(239,212)	(91,166)
Gain on deferred purchase price liability	(388,733)	—	(388,733)	—
Interest expense	9,846	26,713	23,750	57,477
Total other income	(507,668)	(27,252)	(604,195)	(33,689)
Income (loss) before income taxes	(3,141,618)	(99,902)	(4,208,759)	332,015
Provision (benefit) for income taxes	48,729	(29,781)	87,379	17,045
Net income (loss)	$(3,190,347)	$(70,121)	$(4,296,138)	$314,970
Net income (loss) per share:
Basic	$(0.34)	$(0.01)	$(0.45)	$0.03
Diluted	$(0.34)	$(0.01)	$(0.45)	$0.03
Weighted average shares used in calculating income (loss) per share:
Basic	9,439,025	9,520,285	9,459,272	9,440,368
Diluted	9,439,025	9,520,285	9,459,272	10,120,998

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Airgain, Inc.
Unaudited Condensed Statements of Cash Flows

	Six Months Ended June 30,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$(4,296,138)	$314,970
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	266,455	222,459
Amortization	338,692	321,804
Amortization of discounts on investments, net	(53,273)	—
Stock-based compensation	2,127,858	249,888
Deferred tax liability	19,292	21,331
Gain on deferred purchase price liability	(388,733)	—
Changes in operating assets and liabilities:
Trade accounts receivable	1,201,412	(2,358,425)
Inventory	(52,317)	(29,655)
Prepaid expenses and other assets	(17,415)	(163,428)
Accounts payable	131,985	82,616
Accrued bonus	(726,062)	(549,601)
Accrued liabilities	(78,509)	174,188
Deferred obligation under operating lease	(51,937)	(61,477)
Net cash used in operating activities	(1,578,690)	(1,775,330)
Cash flows from investing activities:
Cash paid for acquisition	—	(6,348,730)
Purchases of available-for-sale securities	(12,650,298)	—
Maturities of available-for-sale securities	15,179,967	—
Purchases of property and equipment	(652,806)	(169,931)
Net cash provided by (used in) investing activities	1,876,863	(6,518,661)
Cash flows from financing activities:
Repayment of notes payable	(666,666)	(721,896)
Payments on acquisition related deferred purchase price	(375,000)	—
Reversal of costs related to initial public offering	—	781
Common stock repurchases	(1,323,173)	—
Proceeds from exercise of stock options	299,955	436,695
Net cash used in financing activities	(2,064,884)	(284,420)
Net decrease in cash and cash equivalents	(1,766,711)	(8,578,411)
Cash and cash equivalents, beginning of period	15,026,068	45,161,403
Cash and cash equivalents, end of period	$13,259,357	$36,582,992
Supplemental disclosure of cash flow information
Interest paid	$26,713	$60,934
Taxes paid	$18,213	$—

Exhibit 99.1

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130 USA

+1 760 579 0200

Airgain, Inc.
Unaudited Reconciliation of GAAP to non-GAAP Net Income (Loss)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Reconciliation of GAAP to non-GAAP Net Income (Loss)
Net income (loss)	$(3,190,347)	$(70,121)	$(4,296,138)	$314,970
Stock-based compensation expense	1,768,962	176,414	2,127,858	249,888
Amortization	169,346	224,458	338,692	321,804
Acquisition expenses	—	795,469	—	795,469
Non-recurring items (1)	1,956,489	—	1,956,489	—
Other income	(507,668)	(27,252)	(604,195)	(33,689)
Provision (benefit) for income taxes	48,729	(29,781)	87,379	17,045
Non-GAAP net income (loss)	$245,511	$1,069,187	$(389,915)	$1,665,487
Non-GAAP net income (loss) per share:
Basic	$0.03	$0.11	$(0.04)	$0.18
Diluted	$0.02	$0.10	$(0.04)	$0.16
Weighted average shares used in calculating non-GAAP income per share:
Basic	9,439,026	9,520,285	9,459,272	9,440,368
Diluted	9,900,437	10,196,497	9,459,272	10,279,096

Airgain, Inc.
Unaudited Reconciliation of Net Income (Loss) to Adjusted EBITDA

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net income (loss)	$(3,190,347)	$(70,121)	$(4,296,138)	$314,970
Stock-based compensation expense	1,768,962	176,414	2,127,858	249,888
Depreciation and amortization	314,384	331,470	605,147	544,263
Acquisition expenses	—	795,469	—	795,469
Non-recurring items (1)	1,956,489	—	1,956,489	—
Other income	(507,668)	(27,252)	(604,195)	(33,689)
Provision (benefit) for income taxes	48,729	(29,781)	87,379	17,045
Adjusted EBITDA	$390,549	$1,176,199	$(123,460)	$1,887,946

(1)	Non-recurring items include $2.0 million in executive severance and sales and marketing realignment for the three and six months ended June 30, 2018.